Exhibit 99.1

Contact: Janet Kirkley, 704-532-3318 —For Immediate Release—

Speedway Motorsports Reports Results for the Three and Nine Months

Ended September 30, 2009 and Reaffirms Full Year 2009 Guidance

CONCORD, NC (November 4, 2009) – Speedway Motorsports, Inc. (SMI) (NYSE:TRK) today reported total revenues of $134.6 million and income from continuing operations of $9.1 million or $0.21 per diluted share for the third quarter 2009. Excluding equity investee losses from Motorsports Authentics, the Company’s merchandising joint venture with International Speedway Corporation, the Company’s third quarter 2009 income from continuing operations was $12.4 million or $0.29 per diluted share.

For the nine months ended September 30, 2009, the decreases in income from continuing operations, net income and diluted earnings per share are largely attributable to equity investee losses for Motorsports Authentics. A reconciliation of income from continuing operations and diluted earnings per share excluding equity investee losses to comparable GAAP amounts is included below.

SMI reaffirmed its full year 2009 earnings guidance of $1.70 to $1.90 per diluted share from continuing operations, as further described below.

Third quarter and year-to-date 2009 results were impacted by, among other factors, the following:

•	sizable year-to-date losses for Motorsports Authentics as further described below;

•	ongoing effects of challenging economic conditions;

•

Atlanta Motor Speedway held one NASCAR Sprint Cup Series racing event in this year’s third quarter that was held in the fourth quarter 2008, and one NASCAR Nationwide Series racing event in the current quarter that was held in the first quarter 2008;

•

Kentucky Speedway, purchased in December 2008, held one NASCAR Nationwide Series racing event in this year’s second quarter, and held one NASCAR Camping World Truck and one IRL Series racing event in this year’s third quarter, along with incurring associated overhead and interest expenses;

•	discontinuation of oil and gas operations in the fourth quarter 2008 and reclassification of prior year results; and

•

Lowe’s Motor Speedway’s NASCAR Sprint Cup Series racing event was postponed and shortened, and New Hampshire Motor Speedway’s NASCAR Sprint Cup Series pole position qualifying was cancelled, due to poor weather in the second quarter 2009.

Third Quarter Comparison

•	total revenues were $134.6 million in 2009 compared to $112.3 million in 2008;

•	after tax equity investee losses were $3.2 million or $0.08 per diluted share in 2009 compared to after tax equity investee earnings of $224,000 or $0.00 per diluted share in 2008;

•	income from continuing operations was $9.1 million or $0.21 per diluted share in 2009 compared to $7.9 million or $0.18 per diluted share in 2008;

•	after tax losses from discontinued operations were $1.2 million or $0.02 per diluted share in 2009 compared to $930,000 or $0.02 per diluted share in 2008; and

•	net income was $7.9 million or $0.19 per diluted share in 2009 compared to $7.0 million or $0.16 per diluted share in 2008.

Year-to-Date Comparison

•	total revenues were $460.0 million in 2009 compared to $480.3 million in 2008;

•	after tax equity investee losses were $62.0 million or $1.46 per diluted share in 2009 compared to after tax equity investee earnings of $4.8 million or $0.11 per diluted share in 2008;

•	income from continuing operations was $8.4 million or $0.19 per diluted share in 2009 compared to $87.8 million or $2.02 per diluted share in 2008;

•	after tax losses from discontinued operations were $3.5 million or $0.08 per diluted share in 2009 compared to $2.9 million or $0.07 per diluted share in 2008; and

•	net income was $4.9 million or $0.11 per diluted share in 2009 compared to $84.9 million or $1.95 per diluted share in 2008.

SMI believes admissions and many event related and other operating 2009 revenue categories were negatively impacted by declines in consumer and corporate spending from the ongoing impact of weak economic conditions, including difficult credit and housing markets, and poor weather surrounding certain NASCAR racing events in the second quarter 2009. SMI continues to utilize innovative promotional campaigns to help foster fan support and mitigate near-term ticket sales weakness.

Motorsports Authentics

The Company’s interim 2009 operating results and diluted earnings per share were significantly impacted by losses attributable to Motorsports Authentics (MA), particularly a second quarter 2009 impairment charge of approximately $55.6 million (with no net tax benefits at this time). The impairment charge reduced the Company’s carrying value for MA business net assets to estimated fair value. MA’s 2009 interim results were negatively impacted by reduced discretionary spending from recessionary conditions and decreased attendance at motorsports racing events.

The Company, and equal co-owner International Speedway Corporation, continue to explore various business strategies that allow MA reasonable future opportunities to operate profitably. MA is attempting to renegotiate essentially all significant NASCAR-related merchandising license agreements, and continues to implement process improvements, cost reduction initiatives, improved inventory risk management, and streamline operations. However, should such license negotiations not be successful, MA’s business and its ability to continue operating could be severely impacted, and MA could ultimately pursue bankruptcy.

Non-GAAP Financial Information and Reconciliation

Income from continuing operations, and diluted earnings per share from continuing operations, before equity investee earnings or losses are non-GAAP (other than generally accepted accounting principles) financial measures presented as supplemental disclosures to income from continuing operations and diluted earnings per share from continuing operations. The following schedule reconciles those non-GAAP financial measures to their most directly comparable information presented using GAAP. Management believes such non-GAAP information is useful and meaningful to investors and helps in understanding, using and comparing the Company’s results of operations separate from equity investees for the periods presented. Management uses the non-GAAP information to assess the Company’s operations for the periods presented, analyze performance trends and make decisions regarding future operations because it believes this separate information better reflects ongoing operating results. This non-GAAP financial information may not be comparable to similarly titled measures used by other entities and should not be considered as alternatives to net income, diluted earnings per share, or income and diluted earnings per share from continuing operations, determined in accordance with GAAP.

	Three Months Ended September 30:		Nine Months Ended September 30:
	2009	2008	2009	2008

	(in thousands, except per share amounts)

Consolidated net income using GAAP	$7,943	$7,005	$4,879	$84,925

Loss from discontinued operation	1,177	930	3,517	2,899

Consolidated income from continuing operations	9,120	7,935	8,396	87,824

Equity investee losses (earnings)	3,239	(224)	62,036	(4,768)

Non-GAAP consolidated income from continuing operations excluding equity investee losses (earnings)	$12,359	$7,711	$70,432	$83,056

Consolidated diluted earnings per share using GAAP	$0.19	$0.16	$0.11	$1.95

Discontinued operation	0.02	0.02	0.08	0.07

Consolidated diluted earnings per share from continuing operations	0.21	0.18	0.19	2.02

Equity investee losses (earnings)	0.08	—	1.46	(0.11)

Non-GAAP diluted earnings per share from continuing operations excluding equity investee losses (earnings)	$0.29	$0.18	$1.65	$1.91

Significant 2009 Third Quarter Racing Events

•	Atlanta Motor Speedway – inaugural Labor Day weekend NASCAR Pep Boys Auto 500 Sprint Cup and Degree V12 300 Nationwide Series racing events;

•	Bristol Motor Speedway – NASCAR Sharpie 500 Sprint Cup, Food City 250 Nationwide, and O’Reilly 200 Presented by Valvoline Camping World Truck Series racing events;

•	zMAX Dragway at Lowe’s Motor Speedway – NHRA Carolinas Nationals racing event weekend;

•	Infineon Raceway – FRAM Autolite NHRA Nationals and Indy Grand Prix of Sonoma IndyCar Series racing events;

•	Kentucky Speedway – Built Ford Tough 225 Presented by the Greater Cincinnati Ford Dealers NASCAR Camping World Truck and Meijer Indy 300 Presented by Red Baron and Edy’s IndyCar Series racing events;

•	Las Vegas Motor Speedway – Las Vegas 350 NASCAR Camping World Truck Series racing event; and

•	New Hampshire Motor Speedway – NASCAR SYLVANIA 300 Sprint Cup and Heluva Good! 200 Camping World Truck Series racing events.

2009 Earnings Guidance Reaffirmed

The Company reiterated that third quarter 2009 earnings are consistent with its previous full year 2009 guidance of $1.70-$1.90 per diluted share from continuing operations, assuming current industry trends continue, and excluding Motorsports Authentics joint venture results or unforeseen factors.

As previously announced, the Company commenced an offer to exchange its privately placed 8 3/4% senior notes due 2016 in aggregate principal of $275.0 million for substantially identical notes registered under the Securities Act. The exchange offer is expected to close in November 2009. Associated interest costs are reflected in the Company’s reaffirmed 2009 earnings guidance.

Stock Repurchase Program and Dividends

During the nine months ended September 30, 2009, the Company repurchased 695,000 shares of common stock for approximately $9.6 million under its previously announced stock repurchase program. As of September 30, 2009, the Company has repurchased 2,453,000 shares since adoption of the program in April 2005. The total number of shares available for future repurchase under the program, as currently authorized, is 547,000.

During the nine months ended September 30, 2009, the Company declared and paid cash dividends of $0.09 per share of common stock each quarter for a combined aggregate of approximately $11.5 million. On October 21, 2009, the Company’s Board of Directors declared a quarterly cash dividend of $0.09 per share of common stock, aggregating approximately $3.8 million, payable on December 11, 2009 to shareholders of record as of November 20, 2009. The Board of Directors plans to continue to evaluate cash dividends on a quarterly basis in the future.

Other Comments

“While SMI’s third quarter non-GAAP results were within our expectations, the protracted tough economic conditions continue to significantly impact our operating results,” stated Marcus G. Smith, Chief Operating Officer and President of Speedway Motorsports. “However, excluding the racing schedule changes for our Atlanta Motor and Kentucky Speedways, both our third quarter total admissions and total revenues decreased only 8% compared to last year. Those results position us favorably relative to other destination-based entertainment and industry peers, demonstrating that our core fan and corporate customer interest remains strong for SMI’s premier venues.

“Also, excluding the effects of racing schedule changes for our Atlanta Motor and Kentucky Speedways, SMI’s third quarter total direct expense of events decreased 20%, demonstrating the ongoing favorable impact of our cost containment initiatives. Lastly, it continues to be worth repeating that a significant portion of SMI’s revenue streams for 2010 and beyond are already contracted, which solidifies our long-term revenue and cash flow streams. These contracted revenues include NASCAR broadcasting, many event entitlement and other corporate sponsorships, as well as other multi-year committed uses of SMI speedway facilities.”

“SMI is extremely proud that our Bristol Motor Speedway announced the 55th consecutive sellout for their NASCAR Sprint Cup Series August night race, and our New Hampshire Motor Speedway hosted a sellout crowd for their NASCAR Sprint Cup Series September race. We believe our New England area ‘top-10’ market offers excellent long-term promotional opportunities and significant untapped potential for earnings growth”, stated O. Bruton Smith, Chairman and Chief Executive Officer of Speedway Motorsports. “We are also proud that our successful, state-of-the-art zMAX Dragway at Lowe’s Motor Speedway is hosting its inaugural National Hot Rod Association Spring Nationals on March 25th to 28th, 2010. We believe SMI’s first-class speedways, along with our initiatives for enhancing revenues and cost containment, provide many outstanding opportunities for SMI to resume long-term growth and increase shareholder value, particularly when existing economic conditions improve.”

Speedway Motorsports is a leading marketer and promoter of motorsports entertainment in the United States. The Company, through its subsidiaries, owns and operates the following premier facilities: Atlanta Motor Speedway, Bristol Motor Speedway, Infineon Raceway, Kentucky Speedway, Las Vegas Motor Speedway, Lowe’s Motor Speedway, New Hampshire Motor Speedway and Texas Motor Speedway. The Company provides souvenir merchandising services through its SMI Properties subsidiaries; manufactures and distributes smaller-scale, modified racing cars and parts through its 600 Racing subsidiary; and produces and broadcasts syndicated motorsports programming to radio stations nationwide through its Performance Racing Network subsidiary. The Company also equally-owns Motorsports Authentics, a joint venture formed with International Speedway Corporation to produce, market and sell licensed motorsports merchandise. For more information, visit the Company’s website at www.speedwaymotorsports.com.

This news release contains forward-looking statements, particularly statements with regard to the Company’s future operations and financial results. There are many factors that affect future events and trends of the Company’s business including, but not limited to, consumer and corporate spending sentiment; air travel; governmental regulations; military actions; national or local catastrophic events; the success of and weather surrounding NASCAR, IRL, NHRA and other racing events; our relationship with NASCAR and other sanctioning bodies; the success of Motorsports Authentics merchandising joint venture; the success of expense reduction efforts; capital projects; expansion; economic conditions; dividends; stock repurchases; financing needs; insurance; litigation; taxes; discontinued oil and gas activities; geopolitical situations in foreign countries; and other factors outside of management control. These factors and other factors, including those contained in the Company’s Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q, involve certain risks and uncertainties that could cause actual results or events to differ materially from management’s views and expectations. Inclusion of any information or statement in this news release does not necessarily imply that such information or statement is material. The Company does not undertake any obligation to release publicly revised or updated forward-looking information, and such information included in this news release is based on information currently available and may not be reliable after this date.

Note: Speedway Motorsports will host a conference call and webcast today at 11:00 AM (EST) open to the public. To participate in the conference call, you may dial 888-735-0476 (toll-free) or 706-758-1524 (toll). The reference number is 36210158. A webcast of the call can be accessed at the Company’s website at www.speedwaymotorsports.com under “Event Calendar”. To listen to a playback of the call, you may dial 800-642-1687 or 706-645-9291 beginning at 1:00 PM (EST) November 4th through 11:59 PM (EST) November 18th. The reference number is 36210158. Participating in the call will be Marcus G. Smith, Chief Operating Officer and President, and William R. Brooks, Vice Chairman and Chief Financial Officer.

Speedway Motorsports, Inc. and Subsidiaries

Selected Financial Data - Unaudited

For The Three and Nine Months Ended September 30, 2009 and 2008

(In thousands except per share amounts)

	Three Months Ended		Nine Months Ended
INCOME STATEMENT DATA (a)(b)	9/30/2009	9/30/2008	9/30/2009	9/30/2008

Revenues:
Admissions	$45,834	$40,133	$139,709	$151,952
Event related revenue	40,503	37,932	143,393	162,117
NASCAR broadcasting revenue	40,336	25,205	149,782	131,438
Other operating revenue	7,885	9,058	27,114	34,838
Total Revenues	134,558	112,328	459,998	480,345
Expenses and Other:
Direct expense of events	31,400	31,005	87,994	94,153
NASCAR purse and sanction fees	28,784	18,240	103,753	91,364
Other direct operating expense	6,039	7,367	20,952	28,842
General and administrative	22,086	22,373	65,493	65,088
Depreciation and amortization	13,523	12,363	40,013	36,085
Interest expense, net	13,651	8,327	31,273	26,420
Equity investee losses (earnings)	3,239	(224)	62,036	(4,768)
Other expense (income), net	111	181	197	(1,066)
Total Expenses and Other	118,833	99,632	411,711	336,118
Income from Continuing Operations Before Income Taxes	15,725	12,696	48,287	144,227
Income Tax Provision	(6,605)	(4,761)	(39,891)	(56,403)
Income from Continuing Operations	9,120	7,935	8,396	87,824
Loss from Discontinued Operations, Net of Taxes	(1,177)	(930)	(3,517)	(2,899)
Net Income	$7,943	$7,005	$4,879	$84,925

Basic Earnings (Loss) Per Share:
Continuing Operations	$0.21	$0.18	$0.19	$2.02
Discontinued Operations	(0.02)	(0.02)	(0.08)	(0.07)
Net Income	$0.19	$0.16	$0.11	$1.95
Weighted average shares outstanding	42,547	43,419	42,757	43,476

Diluted Earnings (Loss) Per Share:
Continuing Operations	$0.21	$0.18	$0.19	$2.02
Discontinued Operations	(0.02)	(0.02)	(0.08)	(0.07)
Net Income	$0.19	$0.16	$0.11	$1.95
Weighted average shares outstanding	42,547	43,422	42,757	43,494

Major NASCAR-sanctioned Events Held During Period	5	3	19	17

Certain Race Schedule Changes:

•

Atlanta Motor Speedway held one NASCAR Sprint Cup Series race in the third quarter 2009 that was held in the fourth quarter 2008, and held one NASCAR Nationwide Series race in the third quarter 2009 that was held in the first quarter 2008.

•

Kentucky Speedway, purchased in December 2008, held one NASCAR Nationwide Series race in the second quarter 2009, and one NASCAR Camping World Truck and one Indy Racing League Series race in the third quarter 2009.

•

One NASCAR Sprint Cup Series race at Lowe’s Motor Speedway was postponed and shortened, and pole position qualifying for a NASCAR Sprint Cup race at New Hampshire Motor Speedway was cancelled, due to poor weather in the second quarter 2009.

BALANCE SHEET DATA (a)(b)	9/30/2009	12/31/2008

Cash, cash equivalents and short-term investments	$117,370	$58,065
Total current assets	190,107	143,038
Property and equipment, net	1,189,396	1,195,540
Equity investments in associated entities	14,894	77,066
Goodwill and other intangible assets, net	583,231	583,328
Net assets (liabilities) of discontinued operations	(197)	1,719
Total assets	2,022,680	2,034,409

Deferred race event income, net	70,208	105,392
Total current liabilities	138,309	151,649
Revolving credit facility borrowings	90,000	350,000
Total long-term debt	692,345	686,480
Total liabilities	1,152,387	1,149,047
Total stockholders’ equity	870,293	885,362

(a)	Reflects business acquisition of Kentucky Speedway on December 31, 2008, including its results of operations and financial condition after acquisition.
(b)	Oil and gas operations were discontinued in the fourth quarter 2008, and the net assets and operating results for all periods presented are reclassified as discontinued operations.